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                                                                    EXHIBIT (21)

                              CORPORATE SUBSIDIARIES

MedGP, Inc.
MedPartners Acquisition Corporation
MedPartners Aviation, Inc.
Bay Area Practice Management Group, Inc.
CHS Management, Inc.
Caremark International Inc.
Caremark Corporation
The Caremark Foundation
Caremark Inc.
Caremark Physician Services of Texas Inc.
MCS Holdings Corporation
Prescription Health Services, Inc.
Strategic Healthcare Management, Inc.
Caremark Indemnity Ltd.
Caremark International Holdings Inc.
Caremark Holdings N.V.
Caremark N.V.
Caremark Deutschland GmbH
Caremark S.A.
Caremark Distribution S.A.
Caremark Ltd.
Caremark Centres for Physical Rehabilitation Inc.
Caremark Pharmacy Services Inc.
Caremark Ltd.
Caremark Limited
Caremark Limited
Caremark Services Limited
CPSL Limited
Caremark Pty. Ltd.
MedPartners Physician Services Inc.
Caremark Nephrology Services Inc.
Caremark Resources Corporation
Friendly Hills Healthcare Network Inc.
North Suburban Clinic Ltd.
Medical Card System, Inc.
MCS Life Insurance Company
Greeley Clinic, Inc.
LFMG, Inc.
Pacific Medical Group, Inc.
Pacific Physician Services, Inc.
PPS East, Inc.
PPS North Carolina Medical Management, Inc.
PPS Nevada Investment Corporation
PPS Riverside Division Acquisition and Management
Corp. I
PPS Valley Management, Inc.
Pacific Indemnity, Ltd.
Pacific Physician Services Arizona, Inc.
Pacific Physician Services Nevada, Inc.
Physicians' Hospital Management Corporation
Reliant Healthcare Systems, Inc.
Team Health Group, Inc.
Clinic Management Services, Inc.
Daniel & Yeager, Inc.
Drs. Sheer, Ahearn & Associates, Inc.
The Emergency Associates for Medicine, Inc.
Emergency Coverage Corporation
Emergency Physician Associates, Inc.
Emergency Professional Services, Inc.
Hospital Based Physician Services, Inc.
Med: Assure Systems, Inc.
Northwest Emergency Physicians, Inc.
Southeastern Emergency Physicians, Inc.
Southeastern Emergency Physicians of Memphis, Inc.
Emergicare Management Incorporated
Team Radiology, Inc.
Pioneer Provider Network, Inc.
St. Johns Clinic, Inc.
The Tigard Clinic, Inc.


                           NON-CORPORATE SUBSIDIARIES

MedOhio, L.P.
MedTen, L.P.
MedTex, L.P.
MedPartners Physician Services of Illinois L.L.C.
Cerritos Investment Group
Cerritos Investment Group II
Family Medical Center
5000 Airport Plaza, L.P.
KS-PSI of Texas L.P.
MPI/Memorial IPA, LLC
PPS Medical Management and Consulting, L.L.C.
Sierra Meadows Associates, Ltd.